Exhibit 1.3

(Translation)

Board of Directors Regulations of Hitachi, Ltd.

Establishment:	June 25, 2003

Amendment:	June 24, 2004	March 30, 2005	June 24, 2005

	June 27, 2006	April 1, 2007	October 30, 2008

	April 1, 2009	June 24, 2011

Article 1.    (Purpose)

In addition to what is provided in laws, regulations, the Articles of Incorporation and the regulations of the Committees, matters relating to the Board of Directors and the Committees of the Company shall be governed by these Regulations.

Article 2.    (Powers of the Board of Directors)

The Board of Directors shall determine the execution of business affairs of the Company as provided for in the Article 9, paragraphs 1 and 2 of these regulations and supervise the execution of the duties of the Executive Officers and Directors.

Article 3.    (Place of holding of meetings)

Meetings of the Board of Directors shall be held at the head office of the Company or any other place appointed by a person who convenes meetings as provided for in the Article 4 and Article 5, paragraph 2 (hereinafter referred to as the “convener”); provided, however, that, if inevitable, the meetings may be held via television conference or other means by decision of the convener.

Article 4.    (Person having power to convene meetings and chairmanship)

The Board of Directors shall select a Director who convenes and presides over meetings of the Board of Directors.

If the Director as set forth in the preceding paragraph is prevented from discharging his duties, such meeting shall be convened by one of the other Directors in the order previously fixed by resolution of the Board of Directors.

Notwithstanding the preceding two paragraphs, a member of a Committee who has been appointed by its members may convene a meeting of the Board of Directors.

Article 5.    (Request to convene meeting)

A Director and an Executive Officer may request to convene a meeting of the Board of Directors by submitting to the Director as set forth in the paragraph 1 of the preceding Article a written statement addressing the matters to be discussed at such meeting.

In the case of the preceding paragraph, if notice to convene a meeting of the Board of Directors is not dispatched without delay, the Director or the Executive Officer who has made such request may convene a meeting of the Board of Directors.

Article 6.    (Convocation notice)

Notice of a meeting of the Board of Directors shall be dispatched to each Director at least one week prior to the date of the meeting of the Board of Directors; provided, however, in urgent cases such period may be shortened and such notice may be dispatched one day prior to the date of the meeting.

Notwithstanding the preceding paragraph, with the consent of all Directors, a meeting of the Board of Directors may be held without conforming to the procedure of convening.

Article 7.    (Method of resolution)

Resolutions of the Board of Directors shall be adopted by a majority vote of the Directors present at a meeting of the Board of Directors attended by more than one-half of the Directors who are entitled to vote for the resolution.

A Director who has a special interest in a resolution under the preceding paragraph shall not take part in the voting.

Article 8.    (Resolution without holding a meeting)

As to the proposal of matters as provided for in Article 9, paragraphs 1 and 2 of these Regulations, resolutions may be reached without holding a meeting if all Directors who are entitled to vote for such resolutions express unanimously in writing or in electromagnetic recording media their consent or approval on such matters; such unanimous consent or approval shall be treated as if resolutions were effectively adopted in a meeting of the Board of Directors.

Article 9.    (Matters requiring resolution)

The Board of Directors shall determine the following matters:

1.	Basic management policy such as management concept, medium-term management plan and management policy on a consolidated basis.

2.	Matters relating to internal controls necessary for the execution of the duties of the Audit Committee as set out under laws and regulations, the business management system to be used to ensure that the execution of business affairs by Executive Officers complies with laws and regulations and the development of a business system as set out under laws and regulations to ensure the appropriateness of the Company’s business affairs.

3.	Matters relating to assignment of duties of Executive Officers and relationships between or among Executive Officers such as relationships of directions and orders.

4.	Selection of a President.

5.	Decisions on titles of Executive Officers in addition to that mentioned in the preceding item.

6.	Selection of a Director who shall receive the request for convening a meeting of the Board of Directors from Executive Officers and be a chairperson of the Board of Directors.

7.	Matters entrusted to the decision of the Board of Directors at a General Meeting of Shareholders.

Resolution of the Board of Directors shall be required for the following matters:

1.	Decisions on repurchase and matters relating to the repurchase of the Company’s own shares in the market or other method.

2.	Approval to transfer stock acquisition rights on which transfer restrictions are imposed.

3.	Decisions on convening and matters related to the convening of a General Meeting of Shareholders.

4.	Decisions on proposals to be submitted to the General Meeting of Shareholders (excluding proposals concerning election and removal of Directors and the Accounting Auditor, and non-retention of the Accounting Auditor).

5.	Approval of transactions relating to the Company’s business conducted by Directors or Executive Officers for the benefit of themselves or third parties.

6.	Approval of transactions between the Company and Directors or Executive Officers conducted for the benefit of themselves or third parties.

7.	Approval of loan guarantees for Directors or Executive Officers by the Company and approval of transactions by the Company which might result in a conflict of interest between Directors or Executive Officers and the Company.

8.	Selection of a Director to convene and to be a chairperson of meetings of the Board of Directors.

9.	Selection and removal of members of the Nominating Committee, the Audit Committee and the Compensation Committee.

10.	Selection and removal of Executive Officers.

11.	Selection of a person who shall represent the Company in respect of an action to which the Company sues members (including former members) of the Audit Committee or members of the Audit Committee sue the Company (unless such person who represents the Company in respect of such action was selected at a General Meeting of Shareholders).

12.	Selection and removal of Representative Executive Officers.

13.	Exemption of Directors and Executive Officers from liabilities for damages to the Company.

14.	Approval of financial statements (the balance sheet, statement of operations, statement of stockholders’ equity and notes to the financial statements), business reports and detailed statements attached thereto.

15.	Approval of the ad-hoc financial statements (the balance sheet as of the ad-hoc record date and statement of operations for the period from the first day of the business year that includes the ad-hoc record date to the ad-hoc record date).

16.	Approval of the consolidated financial statements (the consolidated balance sheet, consolidated statement of operations, consolidated statement of stockholders’ equity and notes to the consolidated financial statements).

17.	Decisions on terms and conditions relating to an agreement to transfer the entire business of the Company.

18.	Decisions on terms and conditions relating to an agreement to transfer an important part of the Company’s business which is subject to approval at a General Meeting of Shareholders.

19.	Decisions on terms and conditions relating to an agreement to acquire the entire business of any other company which is subject to approval at a General Meeting of Shareholders.

20.	Decisions on conclusion, amendment and cancellation of terms and conditions relating to an agreement to lease the entire business of the Company, an agreement to entrust the management of the Company’s entire business, an agreement to share the entire profit and loss with third parties or an agreement comparable to those mentioned above which is subject to approval at a General Meeting of Shareholders.

21.	Decisions on terms and conditions relating to a merger agreement which is subject to approval at a General Meeting of Shareholders.

22.	Decisions on terms and conditions relating to a corporate acquisition and split agreement which is subject to approval at a General Meeting of Shareholders.

23.	Decisions on terms and conditions relating to a plan of corporate establishment and split which is subject to approval at a General Meeting of Shareholders.

24.	Decisions on terms and conditions relating to an exchange of shares agreement which is subject to approval at a General Meeting of Shareholders.

25.	Decisions on terms and conditions relating to a plan for a stock-for-stock exchange.

26.	Decisions on matters relating to distributions of surplus (unless distributions of surplus are made from assets other than cash and distributions in which shareholders are not granted a right to claim a distribution of cash).

27.	Consolidated and unconsolidated financial results.

28.	Commissioning and removal of Chairmen Emeritus.

29.	Conclusion of contracts with outside Directors to limit liabilities of such Directors.

30.	In addition to the foregoing items, matters provided in laws, regulations or the Articles of Incorporation.

31.	Other matters the Board of Directors may deem necessary, such as important matters comparable to those mentioned in the foregoing items.

Decision on any affairs other than those mentioned in paragraphs 1 and 2 shall be entrusted to each Executive Officer in accordance with the assignment of duties provided in item 3 of paragraph 1.

Article 10.    (Matters to be reported)

A Director shall report to the Board of Directors on the following matters without delay:

1.	Important matters relating to transactions relating to the Company’s business conducted by a Director for the benefit of the Director or third parties.

2.	Important matters relating to transactions between the Company and a Director conducted for the benefit of the Director or third parties.

3.	Important matters relating to loan guarantees for a Director by the Company and transactions conducted between a Director and parties other than Directors which resulted in a conflict of interest between the Company and the Director.

4.	Other matters the Board of Directors may deem necessary.

A member of a Committee and appointed by such Committee shall report to the Board of Directors on the progress in the execution of the duties of such Committee without delay.

Executive Officers shall report to the Board of Directors on the following matters without delay:

1.	Quarterly financial results.

2.	Matters determined by an Executive Officer relating to the repurchase of the Company’s own shares and cancellation of treasury stock.

3.	Matters relating to a stock split and an amendment of the Articles of Incorporation relating to an increase in the total shares authorized to be issued by the Company with regard to the stock split.

4.	Matters relating to allotment of shares without consideration.

5.	Matters relating to reduction in the number of shares which constitute one unit or the abolishment of the unit share system and an amendment of the Articles of Incorporation thereof.

6.	Matters relating to the determination of the terms and conditions of an offering of shares.

7.	Matters relating to the determination of the terms and conditions of an offering of stock acquisition rights.

8.	Matters relating to the terms and conditions of an offering or acquisition of stock acquisition rights with acquiring conditions.

9.	Matters relating to allotment of stock acquisition rights without consideration or cancellation of stock acquisition rights.

10.	Important matters relating to transactions relating to the Company’s business conducted by an Executive Officer for the benefit of an Executive Officer or third parties.

11.	Important matters relating to transactions between the Company and an Executive Officer conducted for the benefit of an Executive officer or third parties.

12.	Important matters relating to loan guarantees for a Executive Officer by the Company and transactions conducted between an Executive Officer and parties other than Executive Officers which resulted in a conflict of interest between the Company and the Executive Officer.

13.	Matters relating to an offering of debentures.

14.	Matters relating to important amendments to the Regulations on the Handling of Shares, etc. of the Company.

15.	In addition to the forgoing items, matters relating to the execution of the Company’s business affairs by Executive Officers.

16.	Other matters provided in laws, regulations and matters the Board of Directors may deem necessary.

Article 11.    (Omission of report to the Board of Directors)

In the case Directors, Accounting Auditors or Executive Officers give notification to all Directors of matters required to be reported to the Board of Directors such required report is not necessary. However, a report on the quarterly financial results by an Executive Officer must be reported to the Board of Directors.

In the case of the preceding paragraph, Directors, Accounting Auditors or Executive Officers shall give notification of such matters to the office in charge of affairs relating to the Board of Directors.

Article 12.    (Presence of Executive Officers)

Executive Officers shall be present at meetings of the Board of Directors upon request by the Board of Directors, and shall explain matters demanded by the Board of Directors.

Article 13.    (Minutes)

With respect to the proceedings at a meeting of the Board of Directors, in accordance with laws and regulations, minutes shall be prepared and shall include the names and seals or electronic signatures of the Directors present.

Article 14.    (Constitution of the Committees)

Each Committee shall consist of three or more members who are selected from among the Directors and appointed by a resolution of the Board of Directors.

The majority of the members of each Committee shall be outside Directors.

Members of the Audit Committee (hereinafter referred to as the “Audit Committee Member”) shall not assume positions as Executive Officers or Directors executing business affairs of the Company or its subsidiaries, or be employees of the Company’s subsidiaries.

Article 15.    (Convocation of meetings of the Committees)

Notice of a meeting of the Committees shall be dispatched to each member at least one week prior to the date of meeting; provided, however, that in urgent cases such period may be shortened and such notice may be dispatched one day prior to the date of the meeting.

Notwithstanding the preceding paragraph, with the consent of all members of the Committee, a meeting of the Committees may be held without conforming to the procedure of convening.

Article 16.    (Powers of the Nominating Committee)

The Nominating Committee shall decide the matters relating to a proposal concerning election and removal of Directors to be submitted to the General Meeting of Shareholders.

In addition to what is provided in the preceding paragraph, the Nominating Committee shall have powers for the following matters:

1.	Selection of a member who may convene a meeting of the Board of Directors from among the members of the Nominating Committee.

2.	Selection of a member from among the members of the Nominating Committee who shall report to the Board of Directors on the progress in the execution of the duties of the Nominating Committee.

3.	Reception of the report relating to candidates for Executive Officers.

4.	In addition to the foregoing items, matters provided in laws or regulations.

Article 17.    (Powers of the Audit Committee)

The Audit Committee shall audit the execution of the duties of the Executive Officers and Directors and prepare an audit report.

In addition to what is provided in the preceding paragraph, the Audit Committee shall have powers for the following matters:

1.	Decisions on matters relating to a proposal concerning the election, removal and non-retention of the Accounting Auditors to be submitted to the General Meeting of Shareholders.

2.	Decisions on matters relating to auditing policy, plan and standards, and internal control of the Company, method of investigating the activities and the state of property and other matters relating to the execution of the duties of the Audit Committee.

3.	Selection of an Audit Committee Member who may request Executive Officers, Directors, or employees reports to such member regarding the execution of their duties or may investigate the activities of the Company and the state of its property (hereinafter referred to as the “Audit Committee Member in charge of the investigation”).

4.	Selection of an Audit Committee Member who may request the subsidiaries to report on the business or investigate the activities of the subsidiaries and the state of their property (hereinafter referred to as the “Audit Committee Member in charge of the investigation of the subsidiaries”).

5.	Request to the Audit Committee Member in charge of the investigation or the Audit Committee Member in charge of the investigation of the subsidiaries for the report on the execution of their duties.

6.	Selection of an Audit Committee Member who shall represent the Company in respect of an action to which the Company sues Executive Officers (including former Executive Officers) or Directors (including former Directors), or Executive Officers or Directors sue the Company.

7.	Selection of an Audit Committee Member who receives financial statements, etc. (financial statements and detailed statements attached thereto, ad-hoc financial statements and consolidated financial statements) from Executive Officers who prepared them.

8.	Reception of financial statements, etc.

9.	Selection of an Audit Committee Member who receives the notice of an accounting audit report.

10.	Selection of an Audit Committee Member who may request the Accounting Auditor a report on the audit.

11.	Reception of a report of the Accounting Auditor.

12.	Reception of the report which shall be made if the Accounting Auditor has, in performing the duties, found any misconduct or material fact of violation of laws, regulations or the Articles of Incorporation relating to the execution of the duties of the Executive Officers.

13.	Selection of an Audit Committee Member who shall give notification of audit report to Executive Officers who executed the business relating to the Company’s business reports and detailed statements attached thereto.

14.	Pre-approval of the amount of fees payable to the Accounting Auditor.

15.	Pre-approval of non-audit services provided by the Accounting Auditor to the Company and its affiliated companies.

16.	Selection of an Audit Committee Member who may convene a meeting of the Board of Directors.

17.	Selection of an Audit Committee Member who shall report to the Board of Directors on the progress in the execution of the duties of the Audit Committee.

18.	Reception of a report on the internal control from the Executive Officers and employees and directions relating to an audit.

19.	Reception of an explanation prior to a personnel change in the Board of Directors Office.

20.	Pre-approval of disciplinary action against an employee of the Board of Directors Office.

21.	In addition to the foregoing items, matters provided in laws or regulations.

Article 18.    (Powers of each Audit Committee Member)

Each Audit Committee Member shall have powers for the following matters:

1.	Reception of a report from an Executive Officer on any fact which could cause significant damages to the Company.

2.	Request to an Executive Officer or a Director to refrain from an act which could cause significant damages to the Company in the case where the Executive Officer or Director has done such act as is not within the scope of the corporate purpose of the Company or is violation of laws, regulations or the Articles of Incorporation, or the Executive Officer or Director is likely to do such act.

3.	Consent to submission by a Director of a proposal concerning exemption of Directors (excluding Audit Committee Members) or Executive Officers from liabilities to the Company to the General Meeting of Shareholders.

4.	Consent to submission by a Director or an Executive Officer of a proposal concerning exemption of Directors (excluding Audit Committee Members) or Executive Officers from liabilities based on the provision of the Articles of Incorporation to the Board of Directors.

5.	Consent to the Company’s offer to participate in an action to defend against the liabilities of Directors or Executive Officers for the purpose of assisting such Directors (excluding Audit Committee Members) or Executive Officers and those who had held these positions.

6.	Preparation of Audit Committee Members’ supplemental opinions relating to the matters provided in laws or regulations in the audit report if statements of such audit report differ from their opinions.

7.	In addition to the foregoing items, matters provided in laws or regulations.

Article 19.    (Powers of the Compensation Committee)

The Compensation Committee shall decide the matters relating to the compensation, etc. of each Executive Officer and Director.

In addition to what is provided in the preceding paragraph, the Compensation Committee shall have powers for the following matters:

1.	Decision on the policy relating to the decision on the compensation, etc. of each Executive Officer and Director.

2.	Selection of a member who may convene a meeting of the Board of Directors from among the members of the Compensation Committee.

3.	Selection of a member from among the members of the Compensation Committee who shall report to the Board of Directors on the progress in the execution of the duties of the Compensation Committee.

4.	Reception of the report on the matters relating to the compensation to be paid to Corporate Officers, Fellows, Senior Advisers and Associates.

5.	Decision on the matters entrusted to the Compensation Committee at a General Meeting of Shareholders.

6.	In addition to the foregoing items, matters provided in laws or regulations.

Article 20.    (Method of resolution of the Committees)

Resolutions of each Committee shall be adopted by a majority vote of the members present at a meeting of the Committee attended by more than one-half of the members who are entitled to vote for the resolution.

A member who has a special interest in a resolution under the preceding paragraph shall not take part in the voting.

Article 21.    (Minutes of the Committees)

With respect to the proceedings at a meeting of each Committee, in accordance with laws and regulations, minutes shall be prepared and shall include the names and seals or electronic signatures of the members present.

Article 22.    (Confidentiality)

Directors shall maintain the confidentiality of information obtained in performing their duties.

Article 23.    (Office in charge of affairs relating to the Board of Directors)

The Board of Directors Office shall take charge of affairs relating to the Board of Directors.

Article 24.    (Amendment)

Resolution of the Board of Directors shall be required for any amendment of these Regulations; provided, however, that in the case of amending the Regulations to respond to amendment of laws or regulations or change in the Company’s organization, such amendment may be made by decision of the Executive Officer in charge of legal matters.